UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) – April 23, 2015

LOCKHEED MARTIN CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	1-11437	52-1893632
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6801 Rockledge Drive, Bethesda, Maryland	20817
(Address of principal executive offices)	(Zip Code)

(301) 897-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

Lockheed Martin Corporation held its Annual Meeting of Stockholders on April 23, 2015. Of the 316,281,567 shares outstanding and entitled to vote, 290,341,921 shares were represented at the meeting, or a 91.80% quorum. The final results of voting for each matter submitted to a vote of stockholders at the meeting are as follows:

Proposal 1 – Election of Directors

Elected the following eleven individuals to the Board of Directors to serve as directors until the Annual Meeting of Stockholders in 2016 and until their successors have been duly elected and qualified:

	Votes Cast For	Votes Cast Against	Votes Cast Abstain	Broker Non- Votes
Daniel F. Akerson	254,922,025	3,403,143	2,774,180	29,242,573
Nolan D. Archibald	252,055,592	6,313,935	2,729,727	29,242,573
Rosalind G. Brewer	254,670,084	3,774,429	2,654,835	29,242,573
David B. Burritt	255,509,671	2,835,539	2,754,138	29,242,573
James O. Ellis, Jr.	254,844,198	3,563,444	2,690,298	29,242,573
Thomas J. Falk	255,010,041	3,306,295	2,781,612	29,242,573
Marillyn A. Hewson	253,600,946	4,829,148	2,667,798	29,242,573
Gwendolyn S. King	251,389,135	7,067,449	2,642,301	29,242,573
James M. Loy	250,816,770	7,473,430	2,808,990	29,242,573
Joseph W. Ralston	252,161,305	6,158,035	2,779,474	29,242,573
Anne Stevens	253,457,880	5,127,234	2,513,700	29,242,573

Proposal 2 – Ratification of Appointment of Independent Auditors

Ratified the appointment of Ernst & Young LLP as the Corporation’s independent auditors for the year ending December 31, 2015. There were 284,479,219 votes for the appointment, 4,048,052 votes against the appointment, and 1,814,650 abstentions.

Proposal 3 – Advisory Vote to Approve the Compensation of our Named Executive Officers (“Say-on-Pay”)

Approved, on an advisory basis (non-binding), the compensation of the Corporation’s named executive officers as described in the Compensation Discussion and Analysis and the accompanying tables in our 2015 proxy statement. There were 242,116,613 votes for the proposal, 15,041,427 votes against the proposal, 3,941,308 abstentions, and 29,242,573 broker non-votes.

Proposal 4 – Stockholder Proposal by John Chevedden

Rejected a stockholder proposal requesting that the Board of Directors undertake such steps as are necessary to permit action by written consent by stockholders entitled to cast the minimum number of votes that would be necessary to authorize the action at a meeting at which all the stockholders entitled to vote thereon were present and voting. There were 101,863,546 votes for the proposal, 154,871,355 votes against the proposal, 4,364,437 abstentions and 29,242,573 broker non-votes.

Proposal 5 – Stockholder Proposal by the Congregation of Sisters of St. Agnes

Rejected a stockholder proposal requesting that the Board of Directors authorize the preparation of a report stating: 1) Lockheed Martin’s policy and procedures governing direct, indirect and grassroots lobbying; 2) payments by Lockheed Martin used for such lobbying including the amount of each such payment and the recipient; 3) Lockheed Martin’s membership in and payments to any tax-exempt organization that writes and endorses model legislation and 4) the decision-making process and oversight employed by Lockheed Martin’s management and Board of Directors with respect to the payments encompassed within items 2 and 3 and that, thereafter, the report be updated annually. There were 16,383,624 votes for the proposal, 234,172,927 votes against the proposal, 10,542,797 abstentions and 29,242,573 broker non-votes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOCKHEED MARTIN CORPORATION

By	/s/ Stephen M. Piper
Stephen M. Piper
Vice President and Associate General Counsel

April 23, 2015